UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 2, 2007

GOLFSMITH INTERNATIONAL HOLDINGS, INC.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	333-101117	16-1634847
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

11000 North IH-35, Austin, Texas		78753-3195
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(512) 837-8810

N/A
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On September 26, 2007, the existing Amended and Restated Credit Agreement of Golfsmith International Holdings, Inc. ("Holdings"), as guarantor, and its subsidiaries, was amended by entering into the First Amendment to the Amended and Restated Credit Agreement (the "First Amendment") by and among Golfsmith International, L.P., Golfsmith NU, L.L.C., and Golfsmith USA, L.L.C., as Borrowers, Holdings and the subsidiaries of Holdings identified therein as Credit Parties (the "Credit Parties"), General Electric Capital Corporation, as Administrative Agent ("Agent"), Swing Line Lender and Letter of Credit Issuer, GE Capital Markets, Inc., as Sole Lead Arranger and Bookrunner, and the financial institutions from time to time parties thereto, as well as an associated syndication letter. The Amended and Restated Credit Agreement which previously consisted of a $65,000,000 asset-based revolving credit facility (the "Revolver") has, pursuant to the First Amendment, been increased by $25,000,000 to $90,000,000.

Additionally, the First Amendment increased the Applicable Margin on the outstanding Loans so that the new Applicable Revolver Index Margin is 0.50%, the Applicable Revolver LIBOR Margin is 2.00%, and the Applicable Letter of Credit Margin is 2.00%. Finally, the required reserve was increased to $3,500,000 which reduces the maximum borrowing availability to $86,500,000. All other material terms and provisions in the Credit Facility remain unchanged as a result of this amendment.

The above summary is qualified in its entirety by reference to the attached First Amendment.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit 10.01
First Amendment to Amended and Restated Credit Agreement, dated as of September 26, 2007 (this "Amendment"), is entered into by and among GOLFSMITH INTERNATIONAL, L.P., GOLFSMITH NU, L.L.C., GOLFSMITH USA, L.L.C. the other Credit Parties party hereto, and General Electric Capital Corporation.

Exhibit 10.02
Syndication letter.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOLFSMITH INTERNATIONAL HOLDINGS, INC.

October 2, 2007	By:	Virginia Bunte

Name: Virginia Bunte
Title: Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

10.01	First Amendment to Amended and Restated Credit Agreement
10.02	Syndication Letter